Exhibit 4.2

AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION

RIGHTS AGREEMENT

Dated as of November     , 2004

Stockholders and Registration Rights Agreement

ARTICLE I REGISTRATION RIGHTS		2
1.1	Shelf Registration	2
1.2	Demand Registrations.	2
1.3	Exceptions to Demand Registrations Where Shelf Registration Statement Is Effective	3
1.4	Demand Registration Statement.	4
1.5	Priority in Demand Registrations	4
1.6	Incidental Registrations	5
1.7	Inclusion of Other Securities in Demand Registrations	6

ARTICLE II REGISTRATION PROCEDURES, ETC.		7
2.1	Registration Procedures	7
2.2	Holder Information	15
2.3	Underwriting Agreement	15
2.4	Selection of Underwriters	16
2.5	Holdback Agreements	16
2.6	Expenses	17
2.7	Indemnification by the Company.	17
2.8	Indemnification by Holders	18
2.9	Conduct of Indemnification Proceedings	18
2.10	Contribution	20
2.11	Actions Taken in the Name of Institutional Holders	20

ARTICLE III DEFINITIONS		21

ARTICLE IV MISCELLANEOUS		23
4.1	Rule 144, etc	23
4.2	Successors, Assigns, Third-Party Beneficiaries and Transferees	24
4.3	Entire Agreement	24
4.4	Amendment and Modification	24
4.5	Governing Law	25
4.6	Invalidity of Provision	25
4.7	Notices	25
4.8	Headings; Execution in Counterparts	26
4.9	Injunctive Relief	27
4.10	Term	27
4.11	Further Assurances	27
4.12	Effective Date of Agreement	27

i

Stockholders and Registration Rights Agreement

AMENDED AND RESTATED

STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, dated as of November     , 2004, among: Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”); ING Furman Selz Investors III, L.P., a Delaware limited partnership (“ING LP”), ING Barings US Leveraged Equity Plan LLC, a Delaware limited liability company (“ING LLC”) and ING Barings Global Leveraged Equity Plan Ltd., a Bermuda company (“ING LTD” and, together with ING LP and ING LLC, referred to hereafter as “ING”); Iowa Network Services, Inc., an Iowa corporation (together with its Permitted Transferees, “INS”); BancBoston Ventures Inc., a Massachusetts corporation (“BancBoston”); Teachers Insurance and Annuity Association of America, a New York corporation (“Teachers,” and together with ING and BancBoston collectively referred to hereafter as the “Institutional Holders,” and INS and the Institutional Holders, together with their respective Permitted Transferees, collectively referred to hereafter as the “Principal Holders”); and the individual holders of options to purchase Common Stock identified on the signature page to this Agreement (“Management Holders” and, together with the Principal Holders, referred to hereafter as the “Holders”). Capitalized terms used herein without parenthetical definition are defined in Article III.

RECITALS:

A. The Company and the Principal Holders previously entered into a Stockholders and Registration Rights Agreement, dated as of June 30, 2000, as amended by Amendment No. 1 thereto, dated September 25, 2001, and Amendment No. 2 thereto, dated April 7, 2004 (as so amended, the “Original Agreement”).

B. The Holders hold equity investments in the Company and the Company intends to engage in an initial public offering (the “Offering”) of its shares of Common Stock, par value $0.01 per share (the “Common Stock”), as contemplated by the terms of the Underwriting Agreement, dated the date hereof, among the Company, the Institutional Holders and the Underwriters identified therein (the “Underwriting Agreement”).

C. In connection with the Offering, the parties hereto wish to set forth certain rights and obligations with respect to the registration of Common Stock under the Securities Act following the Offering.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Original Agreement is hereby amended and restated in its entirety as follows, with effect as provided in Section 4.12:

Stockholders and Registration Rights Agreement

ARTICLE I

REGISTRATION RIGHTS

1.1 Shelf Registration. The Company shall:

(a) as soon as practicable following the first anniversary of the initial closing date of the Offering (or after 180 days have elapsed from the initial closing date of the Offering if Holders of an aggregate Market Price of $50 million of Registrable Securities so request), file a registration statement on Form S-3 (or any comparable or successor form) pursuant to Rule 415 under the Securities Act, or if the Company is ineligible to use Form S-3, on another appropriate form (the “Shelf Registration Statement”), which Shelf Registration Statement shall register all Registrable Securities for resale by the Holders that have provided the information required pursuant to the terms of Section 2.2 hereof;

(b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the Company has filed it;

(c) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective (supplemented and amended as required by the provisions of Section 2.1(b) hereof to the extent necessary) to ensure that it is available for resales by the Holders of Registrable Securities entitled to the benefit of this Agreement under the Securities Act until the earlier of: (i) the sale of all Registrable Securities registered under the Shelf Registration Statement; and (ii) with respect to Registrable Securities held by Persons that are not Affiliates of the Company, the expiration of the period referred to in Rule 144(k) under the Securities Act (the “Effectiveness Period”); and

(d) if for any reason during the Effectiveness Period the Company becomes ineligible to use the form on which an existing Shelf Registration Statement has been filed and declared effective, as promptly as practicable, file another shelf registration statement on an appropriate form for which the Company is eligible and use its reasonable best efforts to cause such additional registration statement to be declared effective by the Commission as promptly as practicable. Such additional registration statement shall be deemed to be a “Shelf Registration Statement” subject as appropriate to the provisions hereof.

1.2 Demand Registrations.

(a) Subject to Sections 1.3 and 2.5(a), at any time after 180 days have elapsed from the initial closing date of the Offering (or sooner if permitted by the managing

Stockholders and Registration Rights Agreement

underwriters of the Offering), each Principal Holder shall have the right to request that the Company effect the registration under the Securities Act of all or a portion of the Registrable Securities owned by such Principal Holder, each such request to specify the intended method or methods of disposition thereof; provided that (i) each of (A) the Institutional Holders collectively and (B) INS may make no more than three such requests for registration and (ii) the Company shall not be required to effect a registration requested pursuant to this Section 1.2 unless the aggregate Market Price of all Registrable Securities for which registration has been requested (including requests for registration pursuant to Section 1.6) exceeds $25 million as of the date following the last day Holders may request to include Registrable Securities in such registration under Section 1.6.

(b) Upon receipt of any request under Section 1.2(a), the Company will promptly, but in any event within 10 days, give written notice of such request to all Holders, and thereupon the Company will, subject to Section 1.5, use its reasonable best efforts to effect the prompt registration under the Securities Act of:

(i) the Registrable Securities for which registration has been so requested, and

(ii) all other Registrable Securities for which registration has been requested pursuant to Section 1.6,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of the requesting Principal Holders. If a Principal Holder requests registration of Registrable Securities pursuant to this Section 1.2, any other Principal Holder that desires to participate in such registration may do so by using one of its requests for registration provided in this Section 1.2 or by exercising its registration rights under Section 1.6; a Holder exercising a request for registration under this Section 1.2 shall be treated as a requesting Principal Holder for all purposes hereof. A request for registration shall not count as a request for registration under this Section 1.2 until the Demand Registration Statement is declared effective by the Commission and remains effective until the earlier of (i) 90 days from the effective date and (ii) the disposition of all Registrable Securities covered by such Demand Registration Statement.

1.3 Exceptions to Demand Registrations Where Shelf Registration Statement Is Effective. Notwithstanding the provisions of Section 1.2, in the event that the Shelf Registration Statement is effective when a Principal Holder makes a request for registration under Section 1.2, the Company shall not be required to separately register any Registrable Securities in response to such request, and such request shall be deemed to be a request that the Company cooperate in effecting an underwritten offering of the Registrable Securities pursuant to the Shelf Registration Statement. Upon such request, the Company shall fulfill its obligations in connection with such underwritten offering in

Stockholders and Registration Rights Agreement

accordance with the provisions of this Agreement. Any such request shall count against the number of requests for registration permitted to be made by such Principal Holder pursuant to Section 1.2.

1.4 Demand Registration Statement.

(a) Except as provided in Section 1.3, a registration requested pursuant to Section 1.2 shall be effected by the Company’s filing of a registration statement under the Securities Act on a form selected by the Company and reasonably agreed to by the requesting Principal Holder or Holders (such registration statement, a “Demand Registration Statement”). Upon receipt of a request for registration pursuant to Section 1.2, the Company shall prepare and as soon as practicable, but in any event within 60 days, file with the Commission, a Demand Registration Statement with respect to the Registrable Securities for which registration has been requested, and shall make all required filings with the NASD and use its reasonable best efforts to cause such Demand Registration Statement to become effective as soon as practicable.

(b) Notwithstanding the foregoing, the Company shall be entitled to postpone for a reasonable period of time, not to exceed 180 days from the date of its receipt of a request pursuant to Section 1.2, the filing or effectiveness of any Demand Registration Statement if: (i) the Board, in its reasonable judgment and in good faith, resolves that (A) the filing of a Demand Registration Statement or a sale of Registrable Securities pursuant thereto would materially adversely affect or interfere with any proposed or pending material financing, acquisition, corporation reorganization or other material transaction or the conduct or outcome of any litigation that may have a material adverse effect on the Company and its subsidiaries, taken as a whole, or (B) the filing of a Demand Registration Statement or a sale of Registrable Securities pursuant thereto would require disclosure of material information that the Company has a bona fide, reasonable business purpose for preserving as confidential; and (ii) the Company gives the Principal Holders requesting registration pursuant to Section 1.2 written notice of such postponement, setting forth the duration of such postponement and, if requested by such Principal Holders, the reason therefor; provided that the recipient of such notice expressly agrees to keep such information confidential and not to use such information in violation of the federal securities laws, and that such postponement shall extend only so long as, in the Board’s reasonable, good faith judgment, the conditions giving rise to such postponement continue to apply.

1.5 Priority in Demand Registrations. If: (i) a registration to be effected pursuant to Section 1.2 relates to a proposed underwritten offering and (ii) the managing underwriter of such offering (or, in the case of an offering which is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each Holder requesting registration of Registrable Securities) that, in its opinion, the number of Registrable Securities requested or otherwise proposed to be

Stockholders and Registration Rights Agreement

included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price or marketability of the offering, the Company shall include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in such offering without such material adverse effect: first, the Registrable Securities of the Principal Holders requesting registration under Section 1.2, on a pro rata basis (based on the number of shares of Registrable Securities requested to be registered by each such Principal Holder), and second, the securities requested to be included in such registration by other Persons or proposed by the Company to be included in such registration (for the Company’s own account), in such amounts and proportions as the Company may determine. Notwithstanding the foregoing, any requesting Principal Holder may withdraw such Principal Holder’s request for registration upon learning of such required proration, in which case none of such Principal Holder’s Registrable Securities will be included in such registration or offering. If the proration resulting in such withdrawal would have resulted in a reduction of 30% or more of the Registrable Securities that such Principal Holder initially requested be included in the Demand Registration Statement, such Principal Holder will be deemed not to have used one of its requests for registration provided for in Section 1.2.

1.6 Incidental Registrations. If the Company at any time proposes to register any Common Stock (or other equity securities which the Company has issued in respect of, in exchange for or in substitution for its previously outstanding Common Stock) under the Securities Act (other than pursuant to a registration on Form S-4 or S-8 or any successor form) for (i) its own account, (ii) the account of any Principal Holder pursuant to Section 1.2 hereof, or (iii) the account of any other Person or Persons, then the Company shall promptly, but in any event within 10 days of its decision to register such securities, give written notice to all Holders regarding such proposed registration (but without duplication of any notice given under Section 1.2). Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof, unless such registration is in connection with an underwritten offering), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of such Registrable Securities in accordance with the intended method or methods of disposition, provided that:

(a) if, at any time after giving written notice pursuant to this Section 1.6 of its intention to register securities and prior to the effective date of the registration statement filed in connection with such registration, (i) the Company shall determine for any reason not to so register such securities, or (ii) the Principal Holder or Principal Holders requesting registration under Section 1.2 withdraw such requests pursuant to Section 1.5, as the case may be, the Company shall give written notice of such determination or withdrawal of request for registration, to each Holder, and, thereupon, shall no longer be

Stockholders and Registration Rights Agreement

obligated to register any Registrable Securities pursuant to this Section 1.6 (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of such Principal Holders that a registration be effected under, or as to the number of registrations to be effected under, Section 1.2;

(b) if: (i) a registration to be effected pursuant to this Section 1.6 relates to a proposed underwritten offering and (ii) the managing underwriter of such offering shall advise the Company in writing (with a copy to each Holder requesting registration of Registrable Securities) that, in its opinion, the number of Registrable Securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price or marketability of the offering, the Company shall include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in such offering without such material adverse effect:

(1) if the registration is a primary registration on behalf of the Company, first, the securities proposed to be included by the Company second, the Registrable Securities requested to be included in such registration by the Holders and any other Person or Persons holding shares of Common Stock if and to the extent such Person or Persons’ participation has been consented to pursuant to Section 1.7, and third any securities proposed to be registered by another Person or Persons, in each case on a pro rata basis in accordance with the number of Registrable Securities so requested to be registered by each such Holder;

(2) if the registration is a secondary registration on behalf of a Person or Persons other than a Holder, first, the securities proposed to be registered by such other Person or Persons, and second, the Registrable Securities requested to be included in such registration by the Holders, on a pro rata basis in accordance with the number of Registrable Securities so requested to be included by each such Holder; and

(3) if the registration is made pursuant to Section 1.2 (including a deemed request for registration thereunder pursuant to Section 1.3), in accordance with Section 1.5 and not in accordance with this Section 1.6(b).

No registration effected under this Section 1.6 shall relieve the Company from its obligation to effect registrations under Section 1.2.

1.7 Inclusion of Other Securities in Demand Registrations. For so long as the Principal Holders shall hold, in the aggregate, at least 50% of the aggregate number of

Stockholders and Registration Rights Agreement

Registrable Securities held by them immediately subsequent to the Closing (giving effect to any sale by the Principal Holders of shares of Common Stock pursuant to the underwriters’ over-allotment option provided under the Underwriting Agreement, whether occurring on the Closing Date or thereafter), the Company shall not register securities (other than Registrable Securities pursuant to the terms hereof) for sale for the account of any Person other than the Company unless permitted to do so by the written consent of Principal Holders holding at least a majority of the Registrable Securities then held by the Principal Holders, other than any registration on Form S-4 or Form S-8 under the Securities Act. Thereafter, the Company may register securities for sale for the account of any Person; provided, however, that without the written consent of Principal Holders holding at least a majority of the Registrable Securities then held by the Principal Holders, the Company shall not register securities (other than Registrable Securities pursuant to the terms hereof) for sale for the account of any Person other than the Company during any period beginning on a day it receives notice from a Principal Holder of a request for registration pursuant to Section 1.2(a) (or any request deemed to be made thereunder pursuant to Section 1.3) and ending 90 days after the effective date of the related Demand Registration Statement (or, in the case of such a deemed request pursuant to Section 1.3, 90 days after the date of the related underwriting agreement), other than any registration on Form S-4 or Form S-8 under the Securities Act. The Company shall ensure that any agreement into which it may enter subsequent to the effective date of this Agreement, which grants registration rights to any Person, shall provide for the limitations on such Person’s registration rights contemplated by this Section 1.7.

ARTICLE II

REGISTRATION PROCEDURES, ETC.

2.1 Registration Procedures. In connection with any Registration Statement and any prospectus included therein required to permit the resale of Registrable Securities, or whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Article I, the Company shall promptly:

Stockholders and Registration Rights Agreement

(a) Subject to any Suspension Notice from the Company in accordance with this Section 2.1(a), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period. Subject to the following sentence, upon the occurrence of any event that would (i) constitute a Material Disclosure Event (as defined below) or (ii) cause any Registration Statement or the prospectus contained therein not to be effective and usable for resale of Registrable Securities (except, in the case of the Shelf Registration Statement, at any time after the expiration of the Effectiveness Period), the Company shall take action as appropriate under Section 2.1(k) hereof, in the case of clause (i), to correct any misstatement or omission constituting such Material Disclosure Event, and, in the case of either clause (i) or (ii), to use its reasonable best efforts to cause any amendment or supplement prepared pursuant to 2.1(k) to be declared effective and the Registration Statement and the related prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may, by written notice to the Holders (each a “Suspension Notice”), suspend the effectiveness of any Registration Statement for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a “Suspension Period”) if:

(x) an event occurs and is continuing that in the reasonable judgment of the Company would constitute a Material Disclosure Event; and

(y) in the good faith judgment of the disinterested members of the Board, the disclosure of such event at such time would or is likely to adversely affect the Company;

provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 60 days; provided, further, that in any event Suspension Periods shall not exceed an aggregate of 180 days in any 360-day period;

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments and supplements, to the Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period and any Demand Registration Statement continuously effective as to the applicable Registrable Securities until the earlier of (a) 90 days from the effective date of such Demand Registration Statement and (b) disposition of all Registrable Securities covered by such Demand Registration Statement, as the case may be; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (including, among other

Stockholders and Registration Rights Agreement

things, as a result of any change or changes after the effective date of Registration Statement in the plan of distribution contemplated by the Selling Holders), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act (or any similar provisions then in force); (iii) respond as promptly as possible to any comments received from the Commission with respect to each Registration Statement or any amendment or supplement thereto and as promptly as possible provide the Selling Holders true and complete copies of all correspondence from and to the Commission relating to any Registration Statement; provided, however, that any information for which the Company requests confidential treatment from the Commission shall be kept confidential by the Selling Holders, unless (w) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (x) disclosure of such information, in the opinion of counsel to such Selling Holders, is required by law; (y) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Selling Holders; or (z) such information becomes available to such Selling Holders from a source other than the Company and such source is not known by such Selling Holders to be bound by a confidentiality agreement with the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by each Registration Statement in accordance with the intended methods of disposition by the Selling Holders as set forth in the Registration Statement as so amended or in such prospectus as so supplemented;

(c) (i) Furnish to the Selling Holders, their counsel and any managing underwriters, at least five business days before filing with the Commission, copies of all documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Selling Holders, their counsel and such managing underwriters, (ii) include in such documents such information reasonably requested to be included by the managing underwriters (including “marketing”-related disclosure) as the Company reasonably agrees should be included therein, and (iii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Selling Holders and such underwriters, to conduct a reasonable due diligence investigation within the meaning of the Securities Act; provided that the Company shall not file any Registration Statement or any amendment or post-effective amendment or supplement to such Registration Statement or related prospectus if counsel to the Company shall have advised the Company that such Registration Statement, amendment, supplement, or prospectus does not comply in all material respects with the requirements of this Agreement or the Securities Act;

Stockholders and Registration Rights Agreement

(d) Notify and provide copies of all related written or electronic communications with the Commission to the Selling Holders, their counsel and any managing underwriters as promptly as possible (and in the case of clause (i), below, at least five Business Days prior to such filing; and in the case of clause (vii) below, subject to any reasonable confidentiality restrictions on use):

(i) when a prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed;

(ii) when the Commission notifies the Company whether there will be a “review” of a Registration Statement and whenever the Commission provides written comments on such Registration Statement;

(iii) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;

(iv) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to each Registration Statement or related prospectus or for additional information;

(v) of the issuance by the Commission of any stop order suspending the effectiveness of each Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose;

(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(vii) of the occurrence of any event (each a “Material Disclosure Event”) that makes any statement made in any Registration Statement or prospectus included therein or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Stockholders and Registration Rights Agreement

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (x) any order suspending the effectiveness of any Registration Statement or (y) any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(f) If reasonably requested by any managing underwriter of Registrable Securities to be sold in connection with an underwritten offering, (x) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (y) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(g) Furnish to each Selling Holder, its counsel and any managing underwriters, without charge, at least one conformed copy of each Registration Statement (including the Shelf Registration Statement) and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

(h) Promptly deliver to each Selling Holder, its counsel, and any underwriters, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request;

(i) Use its reasonable best efforts to register, qualify or cooperate with the Selling Holders, any underwriters and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective until the Selling Holder or Holders have completed the distribution of such Registrable Securities and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

Stockholders and Registration Rights Agreement

(j) Cooperate with the Selling Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Selling Holders may request at least two business days prior to any sale of Registrable Securities pursuant to such Registration Statement;

(k) Upon the occurrence of any Material Disclosure Event, as promptly as reasonably practicable and subject to the provisions of this Section 2.1, prepare a supplement or amendment, including a post-effective amendment, as appropriate, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file a report with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and as appropriate file such amendment or supplement and any other document required to be filed in connection therewith so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l) Use its reasonable best efforts to cause all Registrable Securities relating to each Registration Statement to be listed on the securities exchange, quotation market or over-the-counter bulletin board on which the Common Stock is then listed or quoted; provided that the Company shall not be required to list or quote any Registrable Securities on any exchange or quotation system outside the United States;

(m) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriters in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into) to:

(i) in the case of an underwritten offering, obtain and deliver copies thereof to the managing underwriters, if any, of opinions of counsel to the Company and updates thereof addressed to each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and counsel to the Selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters;

Stockholders and Registration Rights Agreement

(ii) immediately prior to the effectiveness of each Demand Registration Statement, and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to the managing underwriters, if any, of “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Affiliate of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in any such Registration Statement), addressed to each of the underwriters, if any, in form and substance as are customary in connection with underwritten offerings; and

(iii) deliver such documents and certificates as may be reasonably requested by the Selling Holders, their counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(n) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders an earnings statement covering a period of twelve months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o) If the request for registration relates to an underwritten offering of Registrable Securities with a Market Price of at least $40 million, (i) make executive officers of the Company available for participation in a customary “road show” of such length and nature as determined in consultation with underwriters and the Company (provided, however, that in no event shall the Company be required to conduct more than two road shows in any twelve-month period); and (ii) and otherwise reasonably cooperate with underwriters in the marketing process in connection with such offering;

(p) If the request for registration does not require executive officers’ participation in a road show under Section 2.1(o) or the Principal Holder requesting such registration does not request such a road show, provide reasonable marketing support (which could include one or more presentations to potential investors) to enable such Principal Holder to sell Registrable Securities pursuant to a block trade or similar disposition arranged by such Principal Holder;

Stockholders and Registration Rights Agreement

(q) Make available for inspection by the Selling Holders, any representative of such Selling Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such Selling Holder or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Selling Holder, representative, underwriter, attorney or accountant in connection with each Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law; (iii) such information becomes generally available to the public other than as a result of a disclosure or negligent failure to safeguard by such Person; or (iv) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company;

(r) Use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities; and

(s) Use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

As a condition to effecting the registration of Registrable Securities of any Holder, the Company may require such Holder to execute powers-of-attorney, custody arrangements and other customary agreements appropriate to facilitate the offering and to furnish to the Company such information as is specified in Section 2.2.

By acquisition of Registrable Securities, each Holder shall be deemed to have agreed that, upon receipt of any Suspension Notice from the Company, such Holder will promptly discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(a)

Stockholders and Registration Rights Agreement

above. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such Suspension Notice.

Upon the effectiveness of the Shelf Registration Statement, each Holder shall provide reasonable notice to the Company prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement. Each Holder agrees to hold any communication by the Company in response to such a notice of sale in confidence.

2.2 Holder Information. Each Holder shall furnish to the Company in writing, prior to or on the 20th business day after receipt of a request therefor, such information regarding such Holder, its ownership of Registrable Securities and the proposed disposition of such Registrable Securities as the Company or the underwriters may reasonably request for use in connection with the Registration Statement or the prospectus or preliminary prospectus included therein and/or as shall be required by law in connection therewith, and in any application to be filed with or under state securities laws. In connection with all such requests for information, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder agrees to furnish promptly to the Company all further information necessary to make such ownership and disposition information previously furnished to the Company by such Holder not incorrect. No Selling Holder may include any of its Registrable Securities in any Registration Statement unless such Selling Holder has complied with this Section 2.2.

2.3 Underwriting Agreement. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 1.2 (including any deemed request for registration pursuant to Section 1.3) or 1.6, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to the Company. Any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7. Each Holder who owns Registrable Securities being sold pursuant to such offering (other than for the account of the Company) shall be a party to such underwriting agreement and may, at such Holder’s option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Holder.

Stockholders and Registration Rights Agreement

2.4 Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering other than an offering under Section 1.2 or 1.3, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering. If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold pursuant to an underwritten offering requested under Section 1.2 or deemed to be requested under Section 1.3, the Selling Holders requesting (or deemed to be requesting) such registration will have the right to select the managing underwriter, subject to approval by the Company (such approval not to be unreasonably withheld).

2.5 Holdback Agreements. If and whenever the Company registers any of its equity securities under the Securities Act (other than on Form S-4 or S-8 or any successor form) in an underwritten offering,

(a) each Holder shall agree, if requested by the managing underwriter in such offering and provided that the Company, all officers and directors of the Company and all 10% or greater stockholders of the Company who have acquired such securities directly from the Company shall enter into similar agreements, not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, or to request registration under Section 1.2 of any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, within seven days prior to and 90 days (unless the managing underwriter for any underwritten offering may agree to a shorter period) after the effective date of the registration statement relating to such registration (the “Trigger Date”), except as part of such registration or unless, in the case of a sale or distribution not involving a public offering, the transferee agrees in writing to be subject to this Section 2.5, even if such securities cease to be Registrable Securities upon such transfer; provided that, with respect to the Shelf Registration Statement, the Trigger Date shall be the pricing of any underwritten offering made under such Registration Statement; and

(b) with respect to any registration statement filed pursuant to Section 1.2, the Company shall agree, if requested by the managing underwriter in such offering and provided that all officers, directors and 10% or greater stockholders of the Company who have acquired such securities directly from the Company shall enter into similar agreements, not to effect any sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (or such shorter period as the managing underwriter for any underwritten offering may agree) after the Trigger Date (except (i) (including any consent or waiver granted thereunder) as part of such registration, (ii) as permitted by any related underwriting agreement, (iii) pursuant to an employee equity compensation plan, or (iv) pursuant to a registration on Form S-4 or S-8 or any successor form); provided that, with respect to the Shelf Registration Statement, the Trigger Date shall be the pricing of any underwritten offering made under such Registration Statement.

Stockholders and Registration Rights Agreement

2.6 Expenses. The Company shall pay all Registration Expenses in connection with any registration requested under this Agreement; provided that each Selling Holder shall pay all Registration Expenses to the extent required to be paid by such Selling Holder under applicable law and all underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities to be sold by such Selling Holder.

2.7 Indemnification by the Company.

(a) The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each Person who controls any such Holder (within the meaning of either the Securities Act or the Exchange Act), and their respective directors, officers, trustees, partners, members, managers and employees against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof) and expenses (including reasonable attorneys’ fees and disbursements and reasonable expenses of investigation) incurred by such Person as a result of any actual or threatened action, suit, proceeding or investigation which arises out of or is based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus (each as amended and/or supplemented, if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; provided that the Company shall not be required to indemnify such Holder, such controlling Persons or their respective directors, officers, trustees, partners, members, managers and employees for any losses, claims, damages, liabilities or expenses incurred by such Person as a result of any actual or threatened action, suit, proceeding or investigation that arise out of or are based upon (i) any such untrue statement or omission if such untrue statement or omission is made in reliance on and conformity with any information with respect to such Holder, furnished in writing to the Company by such Holder expressly for use therein; or, with respect to Selling Holders only, (ii) an untrue or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) in the case of any offering other than an underwritten offering, having previously been furnished by or on behalf of the Company with copies of the final prospectus in a timely manner, such Selling Holder failed to send or deliver a copy of the final prospectus as required by applicable law or regulation with or prior to the delivery of written confirmation of the sale of the Registrable Securities by the Selling Holder to the Person asserting the claim from which such loss, claim, damage, liability or expense arises and (y) the final prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission; (iii) an untrue statement or alleged untrue statement, omission or alleged omission made in the

Stockholders and Registration Rights Agreement

prospectus if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) in the case of any offering other than an underwritten offering, having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder thereafter fails to deliver a copy of such prospectus as so amended or supplemented as required by applicable law or regulation, prior to or concurrently with the sale of Registrable Securities; and (iv) an untrue statement or alleged untrue statement, omission or alleged omission contained in a prospectus, a preliminary prospectus or any amendment or supplement thereto used by such Selling Holder during a Suspension Period after such time as the Company has advised such Selling Holder in writing that a Suspension Period is in effect.

(b) In connection with an underwritten offering, the Company agrees to indemnify each underwriter thereof, the officers and directors of such underwriter, and each Person who controls such underwriter (within the meaning of either the Securities Act or Exchange Act) to the same extent as provided above with respect to the indemnification of Holders; provided that such underwriter agrees to indemnify the Company to the same extent as provided below with respect to the indemnification of the Company by such Holders.

2.8 Indemnification by Holders. Each Holder agrees to indemnify each of the Company, its respective directors and officers who sign the Registration Statement, each Person, if any, who controls (within the meaning of either the Securities Act or of the Exchange Act) the Company, each other Holder and any prospective underwriters, as the case may be, and any of their respective Affiliates, directors, officers, trustees, partners, members, managers, employees, agents and controlling Persons, to the same extent as the foregoing indemnity from the Company to such Holder in Section 2.7, with respect to (i) information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Registration Statement, the prospectus, any amendment or supplement thereto, or any preliminary prospectus and (ii) and, with respect to Selling Holders only, the use of any prospectus (or any amendment or supplement thereto or any preliminary prospectus) by such Selling Holder after such time as the Company has provided such Selling Holder with a Suspension Notice; provided, however, that the liability of such Selling Holder under clause (i) of this Section 2.8 shall be limited to the amount of net proceeds received by such Selling Holder in the offering giving rise to such liability.

2.9 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.7 or Section 2.8, such Person (hereinafter called the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party,

Stockholders and Registration Rights Agreement

shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, that the failure to notify the indemnifying party promptly shall not relieve the indemnifying party of any of its obligations, except to the extent the indemnifying party is actually prejudiced thereby. In any such proceeding, any indemnified party shall have the right to retain its own counsel; provided that the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the indemnifying party fails to retain counsel to represent the indemnified party within 60 days after receiving written request of the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the indemnified parties, such firm shall be designated in writing by all of the indemnified parties (provided, that with respect to any given registration hereunder, the Selling Holders that held at least a majority in value or principal amount of the Registrable Securities that were included in such registration will have the right to select counsel on behalf of the Selling Holders). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 2.9, the indemnifying party agrees that the indemnifying party shall be liable for any settlement of any proceeding effected without the indemnifying party’s written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not either have reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes as an unconditional term thereof a release of such indemnified party from all liability on claims that are the subject matter of such proceeding without imposing any other requirement on the indemnified party.

Stockholders and Registration Rights Agreement

2.10 Contribution. If the indemnification provided for in this Agreement from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.9, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.10 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.10, no Holder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Holder from sales of Registrable Securities that gave rise to such losses, claims, damages, liabilities or expenses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

If indemnification is available under this Agreement, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.7 and 2.8 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.10.

2.11 Actions Taken in the Name of Institutional Holders. Whenever the Institutional Holders collectively shall be given the right to take any action under this Agreement, the taking of such action (or decision not to take such action) shall be determined by the Institutional Holders holding a majority of the Registrable Securities then owned by all Institutional Holders. For purposes of Section 1.5, the maximum

Stockholders and Registration Rights Agreement

number of Registrable Securities that each Institutional Holder may include in a registration effected pursuant to Section 1.2 at the request of the Institutional Holders shall be determined on a pro rata basis (based on the number of shares of Registrable Securities requested to be registered by each Institutional Holder).

ARTICLE III

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following respective meanings:

Affiliate: a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

Agreement: this Amended and Restated Stockholders and Registration Rights Agreement, as it may be amended, restated or supplemented from time to time.

Beneficially Owned: with respect to Registrable Securities, direct or indirect beneficial ownership thereof, by any Person determined in accordance with Rule 13d-3 under the Exchange Act. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings. Notwithstanding the foregoing, no underwriter of the sale of any shares of Common Stock will be deemed to Beneficially Own Common Stock held by such underwriter until the 30th day following such sale.

Board: the board of directors of the Company.

Business Day: any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed, provided that, in determining the Market Price of any securities listed or admitted to trading on any national securities exchange or in the over-the-counter market, “Business Day” shall mean any day when the principal exchange in which securities are then listed or admitted to trading is open for trading or, if such securities are traded in the over-the-counter market in the United States, such market is open for trading, and provided further that any reference to “days” (unless Business Days are specified) shall mean calendar days.

Closing: the Closing of the Offering pursuant to the Underwriting Agreement.

Commission: the Securities and Exchange Commission.

Stockholders and Registration Rights Agreement

Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Market Price: on any date specified herein, (a) in the case of securities that have an existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of NASD selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the market price thereof determined in good faith by the disinterested members of the Board.

NASD: National Association of Securities Dealers, Inc.

NASDAQ: the Nasdaq National Market.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Registrable Securities: any shares of Common Stock Beneficially Owned by the Holders and the Permitted Transferees at any time. As to any particular shares of Common Stock Beneficially Owned by a Holder or a Permitted Transferee, such shares shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to the sale of such shares shall have become effective under the Securities Act, (iii) such shares shall have been resold to the public pursuant to Rule 144 under the Securities Act, (iv) such shares shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of such shares shall not require registration or qualification of such shares under the Securities Act or any similar state law then in force or (v) such shares shall have ceased to be outstanding or (vi) such shares meet the requirements for sale without limitation on volume or manner of sale as provided in Rule 144(k) under the Securities Act. Any and all other securities which may be issued in respect of, in exchange for, or in substitution for any Registrable Securities, whether by reason of any stock split, stock dividend, reverse stock split, merger, reorganization, recapitalization, combination or otherwise, shall also be “Registrable Securities” hereunder.

Stockholders and Registration Rights Agreement

Registration Expenses: all expenses incident to the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents’ fees, (vii) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters, (viii) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered (if the Company elects to obtain any such insurance), (ix) reasonable fees and disbursements of any one counsel retained by the Selling Holders (provided, that with respect to any given registration hereunder, the Selling Holders that hold or will hold at least a majority in value or principal amount of the Registrable Securities to be included in such registration will have the right to select such counsel), (x) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and (xi) reasonable costs and expenses incurred for presentations to or meetings with prospective investors in connection with the offer or sale of Registrable Securities in a public offering thereof. Notwithstanding the foregoing, Registration Expenses shall not include (A) except as otherwise specifically provided in this Agreement, fees and disbursements of counsel to one or more Selling Holders, or (B) transfer taxes, underwriting discounts or commissions or brokerage fees for the sale of Registrable Securities.

Registration Statement: the Shelf Registration Statement and any Demand Registration Statement.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Selling Holders: Holders selling Registrable Securities pursuant to a Registration Statement.

ARTICLE IV

MISCELLANEOUS

4.1 Rule 144, etc. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities, the Company shall file the reports required to be filed by it under the Securities

Stockholders and Registration Rights Agreement

Act and the Exchange Act, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

4.2 Successors, Assigns, Third-Party Beneficiaries and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and transferees under this Section 4.2. Each Holder (including its permitted successors, assigns and transferees) is a third-party beneficiary of this Agreement. The provisions of this Agreement that are for the benefit of a Holder shall be for the benefit of and enforceable by such Holder, or by any Person that is an assignee or transferee of such Holder, provided that the assignment or transfer to such Person is effected pursuant to an express written assignment from such Holder and such Person executes a joinder agreement, a copy of which shall be delivered promptly to the Company, by which such Person agrees to be bound by all of such Holder’s obligations and restrictions hereunder, including, without limitation, those set forth Article I hereof (each such Person, a “Permitted Transferee”).

For the avoidance of doubt, it is understood that the provisions of Section 1.2(a) providing that each of (A) the Institutional Holders collectively and (B) INS may make no more than three requests for registration shall continue to apply notwithstanding any transfer or assignment to a Permitted Transferee, such that the Company shall not be obligated to effect more than (x) three registrations under Section 1.2 with respect to the Institutional Holders and any Permitted Transferees thereof collectively and (y) three registrations under Section 1.2 with respect to INS and any Permitted Transferees thereof collectively. Any such requests to the Company for registration on the part of a Permitted Transferee shall be made by notice to the Company from the Holder that made the original assignment or transfer resulting in such Permitted Transferee having rights under this Agreement.

4.3 Entire Agreement. This Agreement and any agreements entered into in connection hereto constitute the entire agreement and the understanding of the parties hereto with the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings between the parties with respect to such matters.

4.4 Amendment and Modification. This Agreement may be amended, modified or supplemented by written agreement of all parties hereto.

Stockholders and Registration Rights Agreement

4.5 Governing Law. This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to the choice of law principles thereof.

4.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

4.7 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i)	If to the Company, to it at:

Iowa Telecommunications Services, Inc.

115 S. Second Avenue West

Newton, Iowa 50208

Attn: Donald G. Henry, Esq., General Counsel

Telecopy: 641-787-2468

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attn: Jeffrey Rosen, Esq.

Telecopy: 212-909-6836

If to ING, to it at:

c/o Jefferies Capital Partners

520 Madison Avenue, Eighth Floor

New York, New York 10022

Attn: Stuart B. Katz

Telecopy: 866-725-7558

with a copy to:

Dechert LLP

4000 Bell Atlantic Tower

Stockholders and Registration Rights Agreement

1717 Arch Street

Philadelphia, Pennsylvania 19103-2793

Attn: Carmen J. Romano, Esq.

Telecopy: 215-994-2222

(ii)	If to INS, to it at:

Iowa Network Services, Inc.

4201 Corporate Drive

West Des Moines, Iowa 50266-5906

Attn: Richard M. Vohs, President and

           Dennis M. Creveling, Vice President

Telecopy: 515-830-0123

with a copy to:

Sullivan & Ward, P.C.

801 Grand Avenue, Suite 3500

Des Moines, Iowa 50309-2719

Attn: Michael P. Joynt, Esq.

Telecopy: 515-244-3599

(iii)	If to BancBoston, to it at such address of which it has notified the Company in writing

(iv)	If to Teachers, to it at such address of which it has notified the Company in writing

(v)	If to any Management Holder, at the address specified for such individual in Annex 1 hereto or to such other Person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

4.8 Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

Stockholders and Registration Rights Agreement

4.9 Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

4.10 Term. This Agreement shall be effective as provided in Section 4.12 and shall continue in effect thereafter until the earliest of: (a) its termination by the consent of the parties hereto or their respective successors in interest; (b) the date on which no Registrable Securities remain outstanding ; and (c) the date on which the Company otherwise is no longer obligated hereunder to maintain the Shelf Registration Statement effective; provided, that Sections 2.6 through 2.11 and Articles III and IV shall survive any such termination.

4.11 Further Assurances. Subject to the specific terms of this Agreement, each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

4.12 Effective Date of Agreement. This Agreement shall become effective immediately upon the Closing. In the event the Closing shall not occur pursuant to the terms of the Underwriting Agreement, this Agreement shall be void ab initio and of no effect, and the Original Agreement shall continue in full force and effect.

Stockholders and Registration Rights Agreement

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first above written.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:
Name:
Title:

Stockholders and Registration Rights Agreement

ING FURMAN SELZ INVESTORS III, L.P.

By: FS PRIVATE INVESTMENTS III LLC, its Manager

By:
Name:
Title:

ING BARINGS US LEVERAGED EQUITY PLAN LLC

By: FS PRIVATE INVESTMENTS III LLC, its Manager

By:
Name:
Title:

ING BARINGS GLOBAL LEVERAGED EQUITY PLAN LTD.

By: FS PRIVATE INVESTMENTS III LLC, its Manager

By:
Name:
Title:

Stockholders and Registration Rights Agreement

IOWA NETWORK SERVICES, INC.

By:
Name:
Title:

Stockholders and Registration Rights Agreement

BANCBOSTON VENTURES, INC.

By:
Name:
Title:

Stockholders and Registration Rights Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:
Title:

Stockholders and Registration Rights Agreement

MANAGEMENT HOLDERS:

Alan L. Wells

Lon M. Hopkey

Dennis R. Kilburg

Craig A. Knock

Timothy D. Lockhart

Brian T. Naaden

David M. Anderson

Michael A. Struck

Donald G. Henry

Charles J. Bruggenmann

Stockholders and Registration Rights Agreement

Annex 1: Names and Addresses of Management Holders

Name	Address
Alan L. Wells	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Lon M. Hopkey	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Dennis R. Kilburg	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Craig A. Knock	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Timothy D. Lockhart	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Brian T. Naaden	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

David M. Anderson	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Michael A. Struck	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

A-1

Stockholders and Registration Rights Agreement

Donald G. Henry	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

Charles J. Bruggenmann	c/o Iowa Telecommunications Services, Inc. 115 S. Second Avenue West, Newton, Iowa 50208

A-2

Stockholders and Registration Rights Agreement